UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer Identification No.)

5353 Nathan Lane Plymouth, MN 55442
(Address of Principal Executive Offices) (Zip Code)

(763) 553-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report

Item 7.  Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(c)                                  Exhibits:  None.

Item 9.   Regulation FD Disclosure.

On May 13, 2004, Zomax Incorporated sold an aggregate of 1,700,000 shares of Intraware, Inc. Common Stock for $2,890,000 to ten purchasers in a private transaction.  After the sale, Zomax holds 3,097,561 shares of Intraware Common Stock, which is 5.2% of Intraware’s current outstanding Common Stock.

The information in this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1935, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2004

ZOMAX INCORPORATED

	By	/s/ Robert J. Rueckl
Robert J. Rueckl
Executive Vice President and Chief Financial Officer